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                                                                      EXHIBIT 99


                            DAIN RAUSCHER CORPORATION


             CAUTIONARY STATEMENTS FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         We desire to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are filing this cautionary statement in connection with that safe harbor legislation. This filing, our Annual Report to Shareholders, any Form 10-K, Form 10-Q or Form 8-K of ours, or any other written or oral statements made by or on behalf of us may include forward-looking statements which reflect our current views with respect to future events and financial performance. The words "believe," "expect," "anticipate," "intend," "estimate," "will," "look for," "hope to," "goals," "should" and similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         We wish to caution investors that any forward-looking statements made by us are subject to uncertainties and other factors that could cause actual results to differ materially from those statements. These uncertainties and other factors include, but are not limited to, the "Risk Factors" listed below. Although we have attempted to list comprehensively these important factors, we wish to caution investors that other factors may in the future prove to be important in affecting our operating results. New factors that materially affect our business emerge from time to time, and it is not possible for management to predict all these factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

         Investors are further cautioned not to place undue reliance on any forward-looking statements as they speak only to our views as of the date the statement is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

VOLATILE NATURE OF THE SECURITIES BUSINESS

         Our principal business activities, securities broker-dealer and investment banking operations, as well as our investment advisory, clearing and other services, are highly competitive and subject to various risks, including, among others, volatile or illiquid trading markets; fluctuations in the volume of market activity; counterparty or customer failure to meet commitments and losses; and expenses resulting from litigation and regulatory proceedings. The securities business is directly affected by a variety of factors beyond our control. These factors include, among others, market conditions and investor psychology; the availability and cost of short-term or long-term funding and capital; our credit capacity or perceived creditworthiness in the securities industry and in the marketplace; the level and volatility of interest rates; inflation, deflation, and other macroeconomic or microeconomic conditions; political events; broad trends in business and finance; and legislation and regulation affecting the national and international business and financial communities, and the securities markets. These and other factors can result in significant fluctuations in our revenues and operating results from quarter to quarter and from year to year.

         Since approximately 1990, the securities markets have enjoyed a sustained bull market that is virtually unprecedented. This, in turn, has fueled tremendous growth in revenues and income for securities firms generally, including Dain Rauscher. Particularly in comparison to these favorable conditions, volatile or illiquid trading markets could expose us to the risk of trading losses and losses resulting from the ownership or underwriting of securities. Reductions in the volume of market activity or in securities prices generally can result in reduced commission and principal transaction revenues, in addition to reduced investment banking and asset management fees, as fewer transactions are effected and the value of the securities being sold, and assets under management, declines. In periods of low transaction volume, results of operations can be further adversely affected because certain expenses remain relatively fixed. Sudden sharp declines in market values of securities can result in illiquid markets, which, in turn, may result in us having difficulty selling securities; hedging our securities' positions; and investing funds under management, and can increase the frequency and size of credit extensions as well as the risk that customers and counterparties will fail to meet their payment commitments. These and other unfavorable market conditions may further reduce demand for our investment banking and other services.


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COMPETITION

         All aspects of our business are highly competitive. We compete directly and indirectly for customers with national and regional full-service broker-dealers, discount broker-dealers, investment banking firms, investment advisors, commercial banks, insurance companies, mutual fund companies, money managers, financial planners and others.

         We also compete with others in the financial services industry with respect to the recruiting and retention of revenue producing employees. The financial services industry has become more concentrated recently as numerous securities firms have either ceased operations, eliminated certain business lines or have merged with or been acquired by other firms. International financial services firms have also moved aggressively into the U.S. securities, banking and other financial sectors. Industry consolidation has increased competition from firms having significantly greater equity capital, financial and other resources than us. We expect competition from domestic and international commercial banks to continue to increase in light of the recent passage of the Gramm-Leach-Bliley legislation by the U.S. Congress, which is anticipated to bring about increased consolidation of firms in the securities industry and permit commercial banks and their affiliates to offer additional services which have traditionally been provided only by securities and money management firms.

DEPENDENCE ON PERSONNEL

         Most aspects of our business are highly dependent on the services of skilled professional employees. We devote considerable resources to recruiting, training, retaining and compensating these individuals. The level of competition for experienced revenue-producing personnel is extremely intense and levels of compensation for skilled employees have risen accordingly. The loss of key personnel or the inability to recruit and retain key personnel in the future could materially and adversely affect our operating results. In addition, a key component of our growth strategy is to increase penetration of existing markets, enter into new markets and expand the kinds of products or services they provide. Our ability to succeed in pursuit of this strategy is highly dependent on our ability to recruit and retain experienced revenue-producing and other personnel.

IMPLEMENTATION OF OUR STRATEGIES

           In order to remain competitive, we must grow our revenues through further penetration of existing markets, entry into new markets, and expansion of the products and services we provide, including possible expansion into related or unrelated business lines. There can be no assurance that we will be able to identify and capitalize on service, product or market opportunities that will further our strategy and enhance our business, results of operations, or financial condition. While we have grown successfully through strategic acquisitions in the past, there can be no assurance that, in the future, we will be able to successfully identify, compete for, acquire on favorable terms, or integrate the business and operations of any acquired business or entity with our existing operations.

DEPENDENCE ON SYSTEMS

         Our business is highly dependent on communications, trading, information and data processing systems. As with other areas, our technology demands have grown considerably in recent years and are anticipated to continue to grow dramatically in the years ahead. Investor interest and competitive forces in areas such as electronic order entry and access to customer statements (including through the Internet) could strain our technology resources or force us to incur substantial expenses in expanding these resources. New regulations imposing additional audit trail and other data capture and retention requirements will cause us to incur further significant expenses. We have outsourced certain communications, quotations and trading systems services and currently maintain our own back-office processing system. Although we and our vendors have in place tested disaster recovery systems, any failure or interruption of our or a vendor's systems could cause delays in our securities trading and processing activities and an inability to execute client transactions, any of which could have a material adverse effect on our operating results. It is possible that we or our vendors will suffer one or more of these systems failures or interruptions, and that we or our vendor's backup procedures and disaster recovery capabilities will not be adequate. As technology develops and industry practices and regulations change, we must update or replace various of our key systems, including, in particular, our back-office data processing system, in order to remain competitive. We have, in fact, committed to upgrade our current back-office processing system via an internal development process between 1998 and 2002 at an expected cost of approximately $17 million. It is also possible that, during the process of upgrading our current back-office processing system, we will encounter technological difficulties, cost overruns, problems obtaining the necessary quantity and quality of development personnel, or other difficulties in purchasing necessary components of such a system




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from outside vendors. Further, there can be no assurance that the back-office processing system, upon completion, will be state-of-the-art and that the system upgrade or implementation process will not result in interruption of our business or delivery of our products and services to customers.


DEPENDENCE ON SOURCES OF FINANCING

         Dain Rauscher, like others in the securities industry, relies on external sources to finance a significant portion of our day-to-day operations, principally customer margin account balances, securities inventory and underwriting positions, and certain other transactions. The principal sources of our cash and liquidity are retained earnings, cash balances held on behalf of customers pending investment, collateralized repurchase agreements, collateralized bank loans, and securities lending activities. We also have unsecured committed and uncommitted bank credit lines. Finally, because a substantial portion of our capital resources could be used for acquisitions, we may require additional debt or equity financing for operations, which financing may not be available on terms favorable to us, if at all. Availability of financing to us can vary depending on market conditions, the volume of certain trading activities, credit ratings, credit capacity, and the overall availability of credit to the financial services industry. These points are also discussed in the section above entitled, "Liquidity and Capital Resources."

USE OF DERIVATIVE FINANCIAL INSTRUMENTS

         We enter into certain financial futures and option contracts in the ordinary course of our business to hedge or modify exposures to interest rate fluctuations related to interest-rate-sensitive securities in our trading inventories. While the use of these derivatives is intended to allow us to better manage certain risks, it is possible that, over time, mismatches may arise with respect to the derivatives and the cash market instruments they are intended to hedge. Discrepancies can also arise between the derivative and cash markets. Derivatives also have risks that are similar in type to the risks of the cash market instruments on which their values are based. For example, in times of market stress, sharp price movements or reductions in liquidity in the cash markets may be related to comparable or even greater price movements and reductions in liquidity than in the derivative markets. Further, the risks associated with derivatives are potentially greater than those associated with the related cash market instruments because of the additional complexity and potential for leverage. In addition, derivatives may create credit risk (the risk that a counterparty to a derivative transaction with Dain Rauscher will not fulfill its contractual obligations), as well as legal, operational and other risks beyond those associated with the underlying cash market instruments on which their values are based.

FEDERAL AND STATE REGULATION; NET CAPITAL REQUIREMENTS

         Our business is, and the securities and commodities industries are, subject to extensive regulation in the United States, at both the federal and state level, as well as by industry self-regulatory organizations. As a matter of public policy, regulatory bodies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. These agencies are not charged with protecting the interests of our stockholders or creditors. In addition, self-regulatory organizations and other regulatory bodies in the United States, such as the Securities and Exchange Commission (the "SEC"), the New York Stock Exchange, Inc. (the "NYSE"), the National Association of Securities Dealers, Inc., and the Municipal Securities Rulemaking Board, require strict compliance with their rules and regulations. Failure to comply with any of these laws, rules or regulations, many of which are quite complex and subject to interpretation, could result in a variety of adverse consequences, including, for example, censure, fines, suspension, or the revocation or reduction of the right to do business of key persons associated with us or Dain Rauscher itself, as well as private rights of action for damages, any of which could have a material adverse effect upon our consolidated financial condition or results of operations.

         The laws and regulations, as well as governmental policies and accounting principles, governing the financial services and banking industries have changed significantly over recent years and are expected to continue to do so. During the last several years the U.S. Congress has considered numerous proposals that would significantly alter the structure and regulation of these industries. These changes, if adopted, could materially and adversely affect our business and operations. Our businesses may also be materially affected by regulations of general application, such as existing and proposed tax legislation, antitrust policy and other governmental regulations and policies (including the interest rate and other monetary policies of the Federal Reserve Board).




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         The SEC, the NYSE, and various other exchanges and regulatory bodies in the United States have rules with respect to net capital requirements which affect us. These rules have the effect of requiring that at least a substantial portion of a broker-dealer's assets be kept in cash or highly liquid investments. DRI's compliance with these net capital requirements could limit operations that require extensive use of capital, such as underwriting or trading activities, and constrain the ability of us to grow our business, either through internal expansion or by acquisitions. A significant operating loss or any unusually large charge against net capital could also have a material adverse effect on our ability to conduct business. The net capital rules could also restrict our ability to withdraw capital from DRI, even in circumstances in which it has more than the minimum amount of required capital. Such restrictions, in turn, could limit the our ability to pay dividends, implement strategies, pay interest on and repay the principal of our debt, and redeem or repurchase shares of outstanding capital stock.

LITIGATION

         Many aspects of the securities brokerage and investment banking businesses involve substantial risks of liability. In recent years, there has been an increasing incidence of litigation and regulatory enforcement proceedings involving the securities industry. These actions include class action suits that generally seek substantial damages, other suits seeking punitive and/or treble damages, and administrative and court proceedings brought by regulatory agencies seeking fines, injunctions, suspensions, and bars from future participation in the business against securities firms and, in some cases, their employees and officers. In addition, underwriters are subject to substantial potential liability for material misstatements and omissions in prospectuses and other communications with respect to underwritten offerings of securities. Like other securities brokerage firms, Dain Rauscher, and certain Dain Rauscher personnel, have been named or threatened to be named as defendants in legal and regulatory proceedings which cause us to expend substantial financial and managerial resources in conducting our legal defense. The outcome of any legal or regulatory proceeding is uncertain. The settlement of any of these proceedings under adverse circumstances, or an adverse judgment in connection with any of these proceedings, may have a material adverse effect on our consolidated financial condition or operating results.





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